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                                                               Page 1 of 4 Pages

                                   EXHIBIT 21

          (All subsidiaries are included in the Consolidated Financial
                        Statements of The Stanley Works)

                                                               Jurisdiction of
                                                                Incorporation/
Corporate Name                                                   Organization

The Stanley Works                                                Connecticut

   The Farmington River Power Company                            Connecticut

   Stanley Foreign Sales Corporation                             Virgin Islands

   Jensen Tools, Inc.                                            Delaware

   Stanley-Bostitch Holding Corporation                          Delaware

   Stanley Logistics, Inc.                                       Delaware

   Stanley Fastening Systems, L.P.                               Delaware

   Stanley Receivables Corporation                               Delaware

   Stanley Funding Corporation                                   Delaware

   Stanley Manufacturing Company, L.L.C.                         Delaware

   The Stanley Works C.V.                                        Netherlands

   Stanley Canada Inc.                                           Ontario, Canada

   Stanley Tools (N.Z.) Ltd.                                     New Zealand

   Ferramentas Stanley Ltda.                                     Brazil

   Herramientas Stanley S.A. de C.V.                             Mexico

   Stanley-Bostitch, S.A. de C.V.                                Mexico

   Stanley Atlantic, Inc.                                        Delaware

      Stanley Israel Investments, Inc.                           Delaware

         Stanley Israel Investments B.V.                         Netherlands

             T.S.W. Israel Investments Ltd.                      Israel

                 ZAG Industries Ltd. (90%)                       Israel


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                                                               Page 2 of 4 Pages

                                   EXHIBIT 21
          (All subsidiaries are included in the Consolidated Financial
                        Statements of The Stanley Works)

                                                              Jurisdiction of
                                                              Incorporation/
Corporate Name                                                 Organization

   Stanley International Holdings, Inc.                          Delaware

      Stanley Pacific Inc.                                       Delaware

   Stanley Svenska A.B.                                          Sweden

   Stanley Works (Europe) A.G.                                   Switzerland

      Stanley European Holdings, B.V.                            Netherlands

         Stanley Fastening Systems
          Poland Sp.zo.o.                                        Poland

         Stanley Tools Poland Sp.zo.o.                           Poland

         Bostitch G.m.b.H.                                       Germany

            Friess G.m.b.H.                                      Germany

            Stanley Germany Sales G.m.b.H.                       Germany

      Stanley European Holdings, L.L.C.                          Delaware

      Stanley Europe B.V.B.A.                                    Belgium

         S.A. Stanley Works
          Belgium B.V.B.A.                                       Belgium

         Stanley Works (Nederland) B.V.                          Netherlands

         Stanley Doors France, S.A.S.                            France

            Stanley Tools France, S.A.S.                         France

            Stanley France, S.A.S.                               France

            Societe De Fabrications
             Bostitch S.A.S. (Simax)                             France

            Stanley France Services, S.A.S.                      France

                                                               Page 3 of 4 Pages

                                   EXHIBIT 21

          (All subsidiaries are included in the Consolidated Financial
                        Statements of The Stanley Works)

                                                              Jurisdiction of
                                                              Incorporation/
Corporate Name                                                 Organization

         Stanley Iberia S.L.                                    Spain

         Stanley Nordic ApS                                     Denmark

         Stanley Suomen OY                                      Finland

         Stanley Italia S.r.l.                                  Italy

            FIPA DUE S.r.l.                                     Italy

            Stanley Tools S.r.l.                                Italy

            Stanley U.K. Holding Limited                        U.K.

               Stanley U.K. Sales Ltd.                          U.K.

               The Stanley Works Ltd.                           U.K.

               Stanley U.K. Ltd.                                U.K.

               Stanley U.K. Services Ltd.                       U.K.

   The Stanley Works Pty. Ltd.                                  Australia

   Stanley Works Asia Pacific Pte. Ltd.                         Singapore

   The Stanley Works Sales (Philippines), Inc.                  Philippines

   The Stanley Works (Bermuda) Ltd.                             Bermuda

   The Stanley Works Japan K.K.                                 Japan

   Stanley Works (Thailand) Ltd.                                Thailand

   TONA a.s. (LTD) (86.67%)                                     Czech Republic

   Stanley Works Malaysia Sdn. Bhd.                             Malaysia

   Stanley de Chihuahua, S. de R.L. de C.V.                     Mexico


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                                                               Page 4 of 4 Pages

                                   EXHIBIT 21

          (All subsidiaries are included in the Consolidated Financial
                        Statements of The Stanley Works)

                                                              Jurisdiction of
                                                              Incorporation/
Corporate Name                                                 Organization

       Stanley Works China Investments Ltd. (80%)               Virgin Islands

          Stanley (Zhongshan) Hardware
           Co. Ltd.(65%)                                        China

       Stanley Chiro International Ltd.                         Taiwan

       Beijing Daxing Stanley-Bostitch Metal
        Industries Company Limited (98%)                        China

       Stanley (Tianjin) International
        Trading Company, Ltd.                                   China